UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 21, 2019

Amgen Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37702	95-3540776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Amgen Center Drive
Thousand Oaks
California		91320-1799
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
(805) 447-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	AMGN	The NASDAQ Global Select Market
1.250% Senior Notes Due 2022	AMGN22	New York Stock Exchange
2.000% Senior Notes Due 2026	AMGN26	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
On November 21, 2019, Amgen Inc. (Amgen) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report the completion of the acquisition (the “Acquisition”) of certain assets and liabilities associated with the worldwide rights to Otezla® (apremilast) from Celgene Corporation (Celgene) pursuant to an Asset Purchase Agreement (as amended, the “APA”), dated August 25, 2019, between Amgen and Celgene, a copy of which was attached to the Current Report on Form 8-K filed by Amgen on August 26, 2019. The parties entered into Amendment No. 1 to the APA on October 17, 2019, a copy of which was attached to the Current Report on Form 8-K filed by Amgen on October 18, 2019. Amgen and Celgene entered into the APA in connection with the merger between Celgene and Bristol-Myers Squibb Company, which was completed on November 20, 2019.
As permitted under Item 9.01 of Form 8-K, Amgen indicated in the Original Form 8-K that it would file the financial statements and the pro forma financial information required under Item 9.01 of Form 8-K within 71 calendar days after the date on which the Original Form 8-K was required to be filed. This Amendment No. 1 on Form 8-K/A amends the Original Form 8-K to include the required financial statements and pro forma financial information.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
Amgen has concluded that, according to the guidance in Article 11 of Regulation S-X, the Otezla® product line meets the definition of a “business” and exceeds the conditions of significance set forth in Rule 1-02(w) of Regulation S-X at the 20% level, but less than the 40% level, and that Amgen’s acquisition of the Otezla® product line requires the filing of audited financial statements of Otezla® as of and for the year ended December 31, 2018 and interim financial statements as of and for the nine months ended September 30, 2019 pursuant to the requirements of Rule 3-05 of Regulation S-X. Amgen has been advised by Celgene that it is impracticable to prepare complete financial statements in accordance with Rules 3-01 and 3-02 of Regulation S-X relating to the Otezla® product line. In this regard, Amgen has been advised by Celgene that, among other things, the Otezla® product line did not represent a separate reporting or operating segment, was not a stand-alone entity, and was fully integrated into Celgene. Celgene also advised Amgen that it had never previously prepared stand-alone financial statements relating to the Otezla® product line and that it never maintained the distinct and separate accounts necessary to prepare stand-alone financial statements.  As a result, in satisfaction of the requirements of Rule 3-05 of Regulation S-X, Amgen is filing abbreviated financial statements of the Otezla® product line as Exhibits 99.1 and 99.2, respectively, as follows:

•	Otezla® Product Line of Celgene Corporation and Subsidiaries’ audited special-purpose statements as of December 31, 2018 and the year ended December 31, 2018; and

•
Otezla® Product Line of Celgene Corporation and Subsidiaries’ unaudited special-purpose statements as of September 30, 2019 and December 31, 2018 (audited) and for the nine months ended September 30, 2019 and 2018.

(b) Pro Forma Financial Information
In addition, the following unaudited pro forma condensed combined financial information of Amgen is attached hereto as Exhibit 99.3:

•
Unaudited pro forma condensed combined income statement for the year ended December 31, 2018 and the unaudited pro forma condensed combined balance sheet and income statement as of and for the nine months ended September 30, 2019.

(d) Exhibits.

99.1	Otezla® Product Line of Celgene Corporation and Subsidiaries’ audited special-purpose statements as of December 31, 2018 and the year ended December 31, 2018
99.2
Otezla® Product Line of Celgene Corporation and Subsidiaries’ unaudited special-purpose statements as of September 30, 2019 and December 31, 2018 (audited) and for the nine months ended September 30, 2019 and 2018

99.3
Unaudited pro forma condensed combined income statement for the year ended December 31, 2018 and the unaudited pro forma condensed combined balance sheet and income statement as of and for the nine months ended September 30, 2019

99.4	Consent of the Independent Registered Public Accounting Firm
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: January 24, 2020	By:	/s/ Peter H. Griffith
	Name:	Peter H. Griffith
	Title:	Executive Vice President and Chief Financial Officer